UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

THE MARCUS CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

(414) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of The Marcus Corporation (the “Company”) approved and adopted a new non-employee director compensation plan (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The principal differences in the Plan compared to the Company’s prior non-employee director compensation plan are (i) an increase in the annual cash retainer from $10,000 to $12,500 (effective in October 2010); (ii) an increase in the Board meeting attendance cash fee from $2,500 to $3,000 (effective April 2010); and (iii) the addition of an annual restricted stock grant of 1,000 common shares subject to the vesting provisions described below. The summary of the Plan set forth below is qualified in its entirety by reference to the Plan filed as an exhibit hereto.

Under the Plan, each non-employee director is eligible to receive (i) an annual cash retainer of $12,500 (effective in October 2010); (ii) a yearly annual meeting stock grant retainer of 509 common shares; (iii) an annual fiscal year end restricted stock grant of 1,000 common shares, subject to vesting as described below; (iv) a board meeting fee of $3,000 (effective April 2010); (v) an initial non-qualified stock option grant of 1,000 common shares upon first joining the Board and annual fiscal year end non-qualified stock option grants of 500 common shares, subject to vesting as described below; (vi) a committee meeting fee of $750 ($1,000 for the chairperson) for each Compensation Committee and Corporate Governance and Nominating Committee meeting attended; (vii) a committee meeting fee of $1,000 ($1,500 for the committee chairperson) for each Audit Committee meeting attended; and (viii) reimbursement of out-of-pocket expenses. All stock options granted to non-employee directors will have a term of ten years, an exercise price equal to the grant date fair market value (as determined by the closing sale price of the Company’s common shares) and will be fully vested and exercisable immediately upon grant. The restricted stock grants will vest at the earlier of (a) 100% upon the director’s normal retirement from the Board or (b) 50% upon the third anniversary of the grant date if the individual is then still serving as a director and the remaining 50% upon the fifth anniversary of the grant date if the individual is then still serving as a director.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	The Marcus Corporation Non-Employee Director Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: January 12, 2010	By:	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(10.1)	The Marcus Corporation Non-Employee Director Compensation Plan.